Exhibit 10.1
THE CLOROX COMPANY ANNUAL INCENTIVE PLAN
As Amended and Restated Effective as of February 14, 2023
1.Purpose.
The purpose of The Clorox Company Annual Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of substantial responsibility and to provide an incentive for employees of The Clorox Company, a Delaware corporation (the “Company”) and its subsidiaries and to recognize and reward those employees. The Company’s executives are eligible to earn short-term cash incentive awards under this Plan.
2.Definitions. The following terms will have the following meaning for purposes of the Plan:
(a)“Award” means a bonus paid in cash under the Plan.
(b)“Board” means the Board of Directors of the Company.
(c)“Chief Executive Officer” means the chief executive officer of the Company.
(d)“Chief People Officer” means the officer of the Company responsible for the Company’s human resources matters, which position is presently held by the Executive Vice President - Chief People and Corporate Affairs Officer of the Company.
(e)“Code” means the Internal Revenue Code of 1986, as amended.
(f)“Committee” means the Management Development and Compensation Committee of the Board, or such other Committee designated by the Board to administer the Plan.
(g)“Employee” means any person employed by the Company or any Subsidiary.
(h)“Executive Committee” means the executives who are members of the Company’s management executive committee.
(i)“Mid-Year Participant” means (i) an individual who becomes an Employee on or following the 90-day period after the beginning of a Year and who is selected by the Committee to participate in the Plan during such Year or (ii) an Employee previously selected by the Committee to participate in the Plan for the Year who is subsequently promoted during such Year. For avoidance of doubt, this shall include an Employee who is promoted to a position which is eligible for participation in the Plan.
(j)“Participant” means an Employee selected by the Committee to participate in the Plan (including, for the avoidance of doubt, a Mid-Year Participant).
(k)“Retirement” means termination of employment with the Company, other than by reason of death or disability, of a Participant after (1) attaining age 65, (2) attaining age 55 with at least ten years of vesting service, which solely for purposes of this Plan, shall be calculated under Article III of The Clorox Company 401(k) Plan (the “401(k) Plan”) entitled “Service” along with any other relevant provisions of the 401(k) Plan necessary or desirable to give full effect thereto, or any successor provisions, regardless of the status of the Participant with respect to the 401(k) Plan (“Vesting Service”) or (3) 20 or more years of Vesting Service.
(l)“Section 409A” means Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
(m)“Subsidiary” means any corporation in which the Company, directly or indirectly, controls 50 percent or more of the total combined voting power of all classes of stock.
(n)“Vice President” means a regular salaried Employee scheduled to work more than 20 hours per week who is in salary grade 30 or above and who is not a member of the Executive Committee, but is a Vice President.
(o)“Year” means a fiscal year of the Company.

Exhibit 10.1

3.Awards.
(a)Within 90 days after the beginning of each Year, the Committee will select Participants for the Year and establish in writing the method by which the Awards will be calculated for that Year; provided, that, with respect to Participants who are Mid-Year Participants, the Committee shall determine the method by which the Awards to such individuals will be calculated for the Year during which they are hired or promoted, as applicable, as soon as administratively practicable following their commencement of employment or promotion, as applicable, including whether or not the Award for such Year will be prorated. The Committee may provide for payment of all or part of the Award in the case of Retirement, death, disability or change of ownership of control of the Company or a Subsidiary during the Year in accordance with Section 409A. In addition, the Committee may provide for payment of all or part of the Award, including a prorated payment of the Award, in the event of (1) all other terminations of employment during the Year, (2) placement on medical or other leave of absence from the Company or (3) hiring or promotions during the Year in accordance with Section 409A.
(b)For the Chief Executive Officer and the Executive Committee, the Committee shall determine and certify the amount of the Award, if any, to be made. The Committee may decrease or eliminate any Award calculated under the methodology established in accordance with paragraph (a) in order to reflect additional considerations relating to performance.
(c)For Vice Presidents and all other participants, the Chief Executive Officer shall determine and certify the amount of the Award, if any, to be made. The Chief Executive Officer may increase, decrease or eliminate, any Award calculated under the methodology established in accordance with paragraph (a) in order to reflect additional considerations relating to performance.
(d)Awards will be paid to the Participants following certification and no later than ninety (90) days following the close of the Year with respect to which the Awards are made, unless all or a portion of a Participant’s Award is deferred pursuant to the Participant’s timely and validly made election made in accordance with such terms as the Company, the Board , Committee (or other committee of the Board) may determine. A timely election is one that satisfies the requirements of Section 409A and typically for performance-based compensation must be made at least six months before the end of the performance period, provided that the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date an election is made and provided further that in no event may a deferral be made after such compensation has become readily ascertainable as set forth in Section 409A.
(e)The Company shall withhold from the payment of any Award hereunder any amount required to be withheld for taxes.
(f)In the event of a restatement of the Company’s financial results to correct a material error resulting from fraud or intentional misconduct, as determined by the Board or the Committee, the Board, or the Committee, will review all compensation that was made pursuant to this Plan on the basis of having met or exceeded specific performance targets for performance periods beginning after June 30, 2008 which occur during the years for which financial statements are restated. If a lower payment of performance-based compensation would have been made to the Participants based upon the restated financial results, the Board or the Committee, as applicable, will, to the extent permitted by governing law and subject to the following sentence, seek to recoup for the benefit of the Company the amount by which the individual Participant’s Award(s) for the restated years exceeded the lower payment that would have been made based on the restated financial results, plus a reasonable rate of interest; provided, however, that neither the Board nor the Committee will seek to recoup Awards paid more than three years prior to the date on which the Company announces the need for the applicable financial statements to be restated. The Board, or the Committee, will only seek to recoup Awards paid to Participants whose fraud or intentional misconduct was a significant contributing factor to the need for such restatement, as determined by the Board or the Committee, as applicable. Notwithstanding the foregoing, this Section 3(f) shall not apply to Participants who are “Covered Employees” (as defined in the Company’s Policy Regarding Clawback of Incentive Compensation, the “Policy”), and Awards made to such Covered Employee shall be subject instead to the clawback provisions contained in the Policy, as provided in Section 7 hereof.

Exhibit 10.1

4.Termination of Employment.
Except as may be specifically provided in an Award pursuant to Section 3(a), a Participant shall have no right to an Award under the Plan for any Year in which the Participant is not actively employed by the Company or its Subsidiaries on June 30 of such Year. When establishing Awards each Year, the Committee may also provide that in the event a Participant is not employed by the Company or its Subsidiaries on the date on which the Award is paid, the Participant may forfeit such Participant’s right to the Award paid under the Plan.
5.Administration.
The Plan will be administered by the Committee. The Committee will have the authority to interpret the Plan, to prescribe rules relating to the Plan and to make all determinations necessary or advisable in administering the Plan. Decisions of the Committee with respect to the Plan will be final and conclusive. The Committee may delegate some or all of its authority as identified herein to the Chief Executive Officer or the Chief People Officer, including the power and authority to make Awards with respect to Participants who are not members of the Clorox Executive Committee or an “officer” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, pursuant to such conditions and limitations as the Committee may establish. References to the Committee in this Plan shall refer to the Chief Executive Officer or the Chief People Officer with respect to any action of such officer within the scope of the authority delegated to such officer by the Committee. The Chief Executive Officer may delegate some or all of its authority under Section 3(c) to the Chief People Officer.
6.Unfunded Plan.
Awards under the Plan will be paid from the general assets of the Company, and the rights of Participants under the Plan will be only those of general unsecured creditors of the Company.
7.Clawback.
Awards under the Plan granted to Participants who are “Covered Employees” (as defined in the Policy) are subject to clawback in accordance with the terms of the Policy, as amended from time to time, and pursuant to any other policy the Company may adopt as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of any Award granted hereunder pursuant to such a clawback policy shall be treated as an event giving rise to a Participant’s right to terminate employment for “good reason” or “constructive termination” (or any similar term) under any agreement with the Company.
8.Amendment or Termination of the Plan.
The Committee may from time to time suspend, revise, amend or terminate the Plan.
9.Applicable Law.
To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
10.No Rights to Employment.
Nothing contained in the Plan shall give any person the right to be retained in the employment of the Company or any of its Subsidiaries. The Company reserves the right to terminate any Participant at any time for any reason notwithstanding the existence of the Plan.
11.No Assignment.
Except as otherwise required by applicable law, any interest, benefit, payment, claim or right of any Participant under the Plan shall not be sold, transferred, assigned, pledged, encumbered or hypothecated by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or beneficiary, and any attempt to take any such action shall be null and void. During the lifetime of any Participant, payment of an Award shall only be made to such Participant. Notwithstanding the foregoing, the Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant’s death.

Exhibit 10.1

12.Number and References.
Except where otherwise indicated by the context, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.
13.Severability.
If any one or more of the provisions contained in this Plan, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby. This Plan shall be construed and enforced as if such invalid, illegal or unenforceable provision has never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the invalid, illegal or unenforceable provision or by its severance from the Plan. In lieu of such invalid, illegal or unenforceable provisions there shall be added automatically as a part hereof a provision as similar in terms and economic effect to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.
14.Requirements of Law.
The issuance of cash under the Plan shall be subject to all applicable laws and to such approvals by any governmental agencies or national securities exchanges as may be required.
15.Non-Exclusive Plan.
The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.
16.Section 409A Compliance.
To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A. Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

END OF DOCUMENT
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